                                                                     EXHIBIT 5.1

                          Stephens, Gourley & Bywater


                                   May 2, 2005

The Board of Directors
Valley Bancorp
3500 W. Sahara Avenue
Las Vegas, NV 89102

           Re: Legal Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

      We have acted as special Nevada counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 100,000 shares of $0.73 par value common stock (the "Shares"), of Valley Bancorp, a Nevada corporation ("Company"), authorized for issuance upon exercise of options granted under the Company's Amended and Restated Employee Incentive Stock Plan (the "Plan").

      In connection with the offering of the Shares, we have examined: (I) the Plan, listed as Exhibit 99.1 in the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

      Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance by the Company of and receipt of the consideration for the Shares, consistent with the terms of the Plan, the Shares will be validly issued, fully paid, and

The Board of Directors
Valley Bancorp
May 2,2005
Page 2 of 2

nonassessable. We do not hold ourselves out as tax experts, and therefore do not express any opinion with respect to tax implications, if any, under the Plan.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             STEPHENS, GOURLEY & BYWATER

                                             Gordon E. Bywater, Esq.

GEB/js